Exhibit 99.2

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                 oo                                                                                                                                                                                                                                                                         Company Ticker Portfolio Geography Share Price Rent Collections  Average

  Top 10 Stockholders    Officers & Directors   Rank Name Common Stock Held(1)  Name Common Stock Held(2)  (# of Shares) (% of Total)   (# of Shares) (% of Total)   1  T. Rowe Price  2,436,021  17.7%    Bruce Schanzer(1) 327,405  2.4%  2  Namco Realty  1,188,983  8.6%    Philip Mays 103,795  0.8%  3  Vanguard Group  668,075  4.8%    Robin Zeigler 74,485  0.5%  4  Camac Partners  646,276  4.7%    Abraham Eisenstat 32,490  0.2%  5  LSV Asset Management  525,713  3.8%    Roger Widmann 24,696  0.2%  6  Bruce Schanzer  350,461  2.5%    Pamela Hootkin 20,056  0.1%  7  Millennium Management  327,405  2.4%    Steven Rogers 10,482  0.1%  8  Fidelity Management & Researc  283,900  2.1%    Gregg Gonsalves 9,367  0.1%  9  BlackRock  264,338  1.9%    Sabrina Kanner 7,733  0.1%  10  Renaissance Technologies  227,058  1.6%    Total 610,508  4.4%  Total    6,918,230  50.2%                oo

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                                 Shopping Center REITs  FFO Multiple(1  Market Cap(1)($MMs)  6,6241,5617,7701,68  Federal Realty $Urban Edge Prop. $Regency Centers $Retail Opportunity Investment Corp. $ Acadia Realty $Weingarten Realty $Kimco Realty Kite Realty Group Saul CentersSITE Centers Corp. RPT RealtyRetail Properties o Brixmor PropeTotal / W  C

# Unlocking Value in Cedar Realty Trust (NYSE: CDR)

January-2021

# DISCLAIMER

This presentation and any of the information contained in this presentation (this "Presentation") is for general informational purposes only and is not complete. Under no circumstances is this Presentation intended to be, nor should it be construed as, advice or a recommendation to enter into or conclude any transaction or buy or sell any security. This Presentation should not be construed as legal, tax, investment, financial or other advice. Additionally, this Presentation should not be construed as an offer to buy any investment in any fund or account managed by Camac Fund LP ("Camac") or any other person. All investments involve risk, including the risk of total loss.

This Presentation is not an advertisement. The purpose of this Presentation is to communicate Camac's views regarding the companies discussed in this Presentation, including Cedar Realty Trust, Inc. In making this Presentation available for distribution, Camac is not acting as an investment adviser with respect to any recipient of this Presentation. Any mention within this Presentation of Camac's research process is incidental to the presentation of Camac's views regarding the companies described in this Presentation.

The views contained in this Presentation represent the opinions of Camac as of the date of this Presentation. Camac reserves the right to change any of its opinions expressed in this Presentation at any time, but is under no obligation to update the data, information or opinions contained in this Presentation. The information contained in this Presentation may not contain all of the information required in order to evaluate the value of the companies discussed in this Presentation.

The views expressed in this Presentation are based on publicly available information, including information derived or obtained from filings made with the Securities and Exchange Commission and other regulatory authorities and from third parties. Camac recognizes that there may be nonpublic or other information in the possession of the companies discussed in this Presentation that could lead these companies and others to disagree with Camac's conclusions. Camac has not sought or obtained consent from any third party to use any statements or information indicated in this Presentation as having been obtained or derived from statements made or published by third parties. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed in this Presentation. Other than as described in this Presentation, no agreement, arrangement, commitment or understanding exists or shall be deemed to exist between or among Camac and any third party or parties by virtue of furnishing this Presentation.

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Clients and accounts managed by Camac (the "Camac Clients") may beneficially own, or have an economic interest in, shares of certain of the companies discussed in this Presentation. As a result, Camac and its clients have an economic interest in the forward-looking statements, estimates and projections discussed above and their impact on the companies discussed in this Presentation. The Camac Clients are in the business of trading (buying and selling) securities, and may trade in the securities of the companies discussed in this Presentation. You should also assume that the Camac Clients may from time to time sell all or a portion of their holdings of one or more of the companies in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to some or all of such shares, regardless of the views expressed in this Presentation.

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# OPPORTUNITY TO UNLOCK VALUE


$53.25 (Jul-2016)(1)
$9.77 (Jan-2021)(2)
$50.00
$40.00
$30.00
$20.00
$10.00
$0.00
Oct-2015
Apr-2016
Oct-2016
Apr-2017
Oct-2017
Apr-2018
Oct-2018
Apr-2019
Oct-2019
Apr-2020
Oct-2020

**Board has overseen significant destruction of shareholder value in the form of a significant decline in the stock price**

(1) Adjusted for reverse stock split
(2) As of January 7, 2021

# COMPANY SNAPSHOT

CEDAR REALTY TRUST

| 54 Assets | 8.2 Million Square Feet | ~$1.0 Billion of Real Estate Value |
|---|---|---|
| **Top Tenants:**<br>Giant Foods (7%)<br>Home Depot (3%)<br>Shop Rite (3%)<br>Dollar Tree (3%)<br>Stop & Shop (3%)<br>(% of GLA) | **Public Company**<br>NYSE ticker: CDR<br>**Market cap: $135 million**<br>Discount to liquidation NAV: ~34%<br>Implied price PSF: $112<br>Implied cap rate: 9.5% | **Top States:**<br>Pennsylvania (52%)<br>Connecticut (12%)<br>Massachusetts (10%)<br>(% of value) |

# EXECUTIVE SUMMARY

- Cedar Realty Trust (the "Company," "CDR") is an NYSE listed owner and operator of grocery-anchored shopping centers and power centers from Boston to DC
- The Company owns 8.2 million square feet across 54 retail properties
- **The stock price has fallen from ~$53.25 in 2016 to $9.77 today[(1)]** evaporating ~79% of CDR's market cap over that time frame
- CDR has $160 million in **preferred stock outstanding currently trading at ~95% of par[(1)]**
- At the current stock price, the implied value of CDR's real estate is **$112 per square foot** and a **9.5% cap rate, a ~34% discount to our estimated private market <u>liquidation</u> value[(2)]**
- Current market perception about CDR's inability to service debt and renew upcoming debt maturities is very misplaced. **The Company's TTM EBITDA as of September 30, 2020 was ~$75 million or 2.2x interest and preferred share dividend payments**
- The significant stock underperformance underpinned by hidden portfolio value is unique. **The ability to effectuate an original business plan described herein has a high probability of delivering outsized returns**

**Effectuate a simple business plan that leads to outsized returns**

(1) As of January 7, 2021
(2) Liquidation value is defined herein as a lower-than-market valuation to effectuate liquidity, ensure and expedite a sale of the real estate

# INDISPUTABLE UNDER PERFORMANCE


50.0%
25.0%
0%
(25%)
(50%)
(75%)
(100%)
Jul-2016: share price reaches $53.25(1)
May-2020: Exclusion from MSCI US REIT Index
Jan-2021(2): +1%
Massive underperformance
Jan-2021(2): -78%
Apr-2020: Notice of possible delisting from NYSE
Mar-2020: Cuts dividend
Executive & Director Compensation ($ MMs)
2016 $ 6.4
2017 $ 4.2
2018 $ 14.6
2019 $ 4.3
Oct-2015
Apr-2016
Oct-2016
Apr-2017
Oct-2017
Apr-2018
Oct-2018
Apr-2019
Oct-2019
Apr-2020
Oct-2020
CDR
^RMZ

**~$520 million of equity value destroyed since July 2016**

(1) Adjusted for CDR's reverse stock split
(2) As of January 7, 2021

# POOR CAPITAL ALLOCATION

| Period Ending | | | Dec-2017 | | Dec-2018 | | Dec-2019 | | Sep-2020 |
|---|---|---|---|---|---|---|---|---|---|
| Total Shares + Op Units | | | 13,332,998 | | 14,011,290 | | 13,764,254 | | 13,794,756 |
| **Total Debt** | A | $ | **580,125,000** | $ | **624,834,000** | $ | **630,575,000** | $ | **645,253,000** |
| Maintenance Capex | | $ | 5,385,000 | $ | 6,396,000 | $ | 9,272,000 | $ | 6,138,000 |
| Lease Related Expenditures | | $ | 5,628,000 | $ | 8,211,000 | $ | 9,506,000 | $ | 6,179,000 |
| Development Spend | | $ | 22,484,000 | $ | 20,104,000 | $ | 20,309,000 | $ | 23,418,000 |
| **Subtotal Capital Investments** | | $ | **33,497,000** | $ | **34,711,000** | $ | **39,087,000** | $ | **35,735,000** |
| G&A | B | $ | **16,907,000** | $ | **16,915,000** | $ | **18,804,000** | $ | **12,833,000** |
| *Total Compensation (CEO, COO, CFO)* | | *$* | *3,470,188* | *$* | *13,953,930* | *$* | *3,668,029* | | *TBD* |
| *Board compensation (Abe, Gregg, Pam, Steven, Roger)* | | *$* | *739,545* | *$* | *639,973* | *$* | *645,000* | | *TBD* |
| Net Operating Income[1] | C | $ | 98,021,000 | $ | 98,536,000 | $ | 92,415,000 | $ | 90,580,000 |
| Capital Investments + G&A | | $ | 208,489,000 | | | | | | |

## Since the end of 2017:

- **A** Total debt has increased $65mm or 11% and total shares outstanding has increased 3.5%
- **B** $65mm spent on general and administrative expenses with over $20mm on executive compensation
- **C** Invested $143mm of capital into the portfolio, with over $86mm into NAV-destructive development projects, resulting in NOI decreasing by ~$7.5mm as well as a capacity constrained balance sheet

**Return on invested capital has been negative**

(1) Period ending September 30, 2020 Net Operating Income has been annualized to get a full-year estimate

# TIMELINE OF RECENT EVENTS

1. **October 2017** – Activist campaign launched by Snow Park

2. **Late 2018 / Early 2019** – Repurchased ~425 thousand shares at $21.52 per share[(1)]

3. **May 2019** – Low level of stockholder support (69%) at 2019 annual meeting due to executive compensation levels amid poor share price performance

4. **March 2020** – Common dividend is cut by 80%

5. **April 2020** – Received notice of potential delisting from NYSE due to breaching minimum share price requirement of $1.00 per share

6. **May 2020** – Deleted from the MSCI US REIT Index causing loss of major institutional shareholders

7. **September 2020** – third quarter redevelopment capital spend increases 280% year-over-year to $12.3mm, or ~9% of the current market cap

8. **December 2020** – Completed a 6.6 reverse stock split to remain listed on the NYSE

(1) Adjusted for reverse stock split

# NET ASSET VALUE

| As of September 30, 2020 | | | |
|---|---|---|---|
| Real Estate Value | | $ | 989,160,591 |
| Cash and Cash Equivalents | | $ | 3,568,000 |
| Receivables | | $ | 23,052,000 |
| Real Estate Held for Sale | | $ | 20,137,000 |
| Prepaid Expenses | | $ | 11,299,000 |
| **Total Assets** | | **$** | **1,047,216,591** |
| Mortgage Loan Payable | | $ | 45,635,000 |
| Finance Lease Obligation | | $ | 5,346,000 |
| Unsecured Revolving Credit Facility | A | $ | 120,900,000 |
| Unsecured Term Loan | | $ | 473,372,000 |
| Accounts Payable and Accrued Liabilities | | $ | 26,882,000 |
| G&A Reduction Initiatives | B | $ | 10,000,000 |
| Preferred Stock at Liquidation Premium | | $ | 159,541,000 |
| **Total Liabilities** | | | **841,676,000** |
| **Implied Common Equity Value** | C | **$** | **205,540,591** |
| *Shares Outstanding* | | | *13,794,756* |
| **Net Asset Value Per Share** | | **$** | **14.90** |
| Common Stock | | $ | 9.77 |
| Discount to NAV | | | (34.4%) |
| Implied Capitalization Rate | | | 8.8% |
| Implied Value Per Square Foot | | $ | 121 |

**A** Utilized revolver to repay $75mm term loan maturing February 2021

**B** Estimated liquidation value today is including a $10mm or $0.72/share reduction in NAV for future costs related to G&A reduction initiatives

**C** A 6.6 for 1 reverse common stock split was completed in order to remain listed on the NYSE

**Liquidation value NAV is $14.90 vs. $9.77 share price today**

# ANALYSIS AT VARIOUS PRICES

| Premium / (Discount) to Estimated Liquidation Value | (10.0%) | Trading (7.2%) | (5.0%) | Base Case -- | 5.0% | 10.0% |
|---|---|---|---|---|---|---|
| Estimated Real Estate Liquidation Value | $ 890,244,532 | $ 918,394,766 | $ 939,702,561 | $ 989,160,591 | $ 1,038,618,620 | $ 1,088,076,650 |
| Plus: Annual Cash Flow Savings[1] | $ 26,769,322 | $ - | $ 26,769,322 | $ 26,769,322 | $ 26,769,322 | $ 26,769,322 |
| Less: Net Liabilities | $ 783,620,000 | $ 783,620,000 | $ 783,620,000 | $ 783,620,000 | $ 783,620,000 | $ 783,620,000 |
| **Implied Net Asset Value** | **$ 133,393,854** | **$ 134,774,766** | **$ 182,851,883** | **$ 232,309,913** | **$ 281,767,942** | **$ 331,225,972** |
| | | | | | | |
| ***Net Asset Value Per Share*** | ***$ 9.67*** | ***$ 9.77*** | ***$ 13.26*** | ***$ 16.84*** | ***$ 20.43*** | ***$ 24.01*** |
| *Change in Share Price* | *$ (0.10)* | *$ -* | *$ 3.49* | *$ 7.07* | *$ 10.66* | *$ 14.24* |
| *Multiple of The Current Share Price* | *1.0x* | *1.0x* | *1.4x* | *1.7x* | *2.1x* | *2.5x* |
| *Net Liabilities as % of Real Estate Value* | *88.0%* | *85.3%* | *83.4%* | *79.2%* | *75.4%* | *72.0%* |
| | | | | | | |
| **Implied Real Estate Valuation Metrics** | | | | | | |
| Value Per Square Foot | $ 109 | $ 112 | $ 115 | $ 121 | $ 127 | $ 133 |
| Capitalization Rate | 9.8% | 9.5% | 9.3% | 8.8% | 8.4% | 8.0% |

- If the share price increases to the liquidation value estimate (8.8% cap rate / $121 PSF) it would result in a 1.7x return from today's levels, excluding dividends
- Although the NOI used above already includes the YTD impact from COVID-19[(2)], a further reduction of ~$4.0mm has been included to reflect bankruptcies and other tenant uncertainties, which may be viewed as conservative based on portfolio rent collection above 92% as of October 2020

**CDR's leverage creates significant share price upside in the event of a turnaround**

(1) See slide 22 for more details
(2) Net Operating Income used to calculate the capitalization rate is as of September 30, 2020 annualized

# ASYMMETRICAL RETURN PROFILE



Downside Case: 1-Year Liquidation Value
+72%
$9.77
$14.90
$16.84
$1.94
$14.90
Cash build from G&A savings and reduced capex spend in just one year is worth 20% of today's market cap
Current Share Price(1)
Est. Liquidation Value
Est. Liquidation Value + Retained Earnings
Value: $112PSF Cap Rate: 9.5%
Value: $121PSF Cap Rate: 8.8%
Adding $1.94/share per year



Base Case: Turnaround Plan
+164%
$9.77
$25.76
Current Share Price(1)
Turnaround Plan Est. Share Price
3.2x TTM FFO/share
8.0x 2021 FFO/share(2)

**Share price more than doubles at an 8.0x FFO multiple versus the peer average of 13.8x**

(1) As of January 7, 2021
(2) See slide 35 for peer group valuations

# POSITIVES TO BUILD ON

1. Cost effective balance sheet consisting almost entirely of flexible bank debt[1]
2. Staggered debt maturities with no overwhelming bullet payments
3. Portfolio is geographically concentrated
4. Development assets would be desirable to large, well-capitalized real estate investors if sold at a discount
   i. Liquidation value would not be nearly as wide as the share price discount to NAV today (see slide 28)
   ii. No longer requiring capital or overhead related to development projects would boost operating cash flow
5. Transparent & comprehensive financial statements and disclosures
6. Industry-leading rent collections during COVID-19 pandemic

**The ability to execute a turn around plan is aided by several positive attributes**

(1) Management guided toward a Life Co. or CMBS debt execution on the third quarter earnings conference call, which would further reduced balance sheet flexibility

# INVESTMENT RATIONALE

1. **Defensive retail properties:** Grocery anchored shopping centers comprise 81% of total CDR portfolio value. Many of the consumer staple tenants have proven to be both resilient to economic downturns and not replicable online
2. **Attractive portfolio subset:** 10 high-quality, in-fill, shopping centers comprise 46% of CDR's total value. Population density and household income at these centers is ~170,000 and $100,000 within a 3-mile radius, which would sit atop of the U.S. Strip Center REIT peer group
3. **Cash-on-cash returns:** At the current price, CDR generates a ~30% FFO yield
4. **Accretive capital allocation opportunities:** With the stable cash flow the portfolio generates, there are very obvious capital allocation opportunities available to a focused management team; share buy backs, debt reduction, and moving investment away from value-destructive retail development
5. **Discounted basis:** Cedar's current valuation is $112 per square foot / 9.5% cap rate. This investment basis is significantly below the private market liquidation value of CDR and the estimated replacement cost range ($225-$275 PSF)
6. **Non-core asset sales and improved portfolio construction:** Identified non-core asset sales would generate ~$336 million, which can be used to upgrade the portfolio, improve the demographic profile, build further scale in existing favored markets, and eliminate exposure to non-essential retail tenancy

**Effectuate a simple business plan that leads to outsized returns**

# REAL ESTATE OVERVIEW

# PORTFOLIO MAP


London
Buffalo
NEW YORK
Albany
Detroit
Ann Arbor
Toledo
Lake Erie
Cleveland
MASSACHU
Provide
CO NECTI T
RI
PENNSYL
Pittsburgh
Ne Yo
OHIO
Ph
Columbus
MARY ND
NEW JERSEY
ati
Wash gton
DELAWARE
WEST
VIRGINIA
Richmond
Roanoke
VIRGINIA
Virginia Beach
Greensboro

**CDR has a concentrated portfolio located from DC to Boston**

# PORTFOLIO BY PROPERTY TYPE

| Asset Class | Properties | GLA | Occupancy | ABR | Asset Value | | | | 3-Mile Demographics | |
|---|---|---|---|---|---|---|---|---|---|---|
| | (#) | (SF) | (%) | ($PSF) | ($) | (% of Total) | ($PSF) | (Cap Rate) | (Population) | (HHI) |
| Grocery | 32 | 3,423,755 | 88% | $ 13.88 | $ 414,522,011 | 42% | $ 121 | 8.6% | 116,931 | $ 89,091 |
| Grocery / Power | 9 | 2,685,974 | 89% | $ 15.21 | $ 386,330,386 | 39% | $ 144 | 8.1% | 151,984 | $ 92,990 |
| Power | 9 | 1,857,669 | 90% | $ 11.81 | $ 144,056,705 | 15% | $ 78 | 11.3% | 82,162 | $ 88,437 |
| Strip | 2 | 118,699 | 100% | $ 17.09 | $ 18,134,275 | 2% | $ 153 | 10.0% | 107,176 | $ 92,591 |
| High-Street | 2 | 99,520 | 90% | $ 26.50 | $ 26,117,214 | 3% | $ 262 | 8.4% | 227,954 | $ 90,698 |
| **Total** | **54** | **8,185,617** | **89%** | **$ 14.05** | **$ 989,160,591** | **100%** | **$ 121** | **8.8%** | **128,310** | **$ 90,625** |

- Grocery anchored centers comprise nearly half of CDR's estimated value
- The portfolio includes e-commerce exposed assets (e.g. Power) as well as non-core assets (e.g. High-Street + Development), which can be pruned to generate cash proceeds

**Recycle capital from non-core properties into grocery-anchored shopping centers**

# COVID-19 UPDATE

| Company | Ticker | Portfolio Geography | Share Price | | | | | Rent Collections | |
|---|---|---|---|---|---|---|---|---|---|
| | | | | (31-Jan-20) | | (07-Jan-21) | (% Change) | Q2 2020 | Q3 2020 |
| SITE Centers Corp. | SITC | National | $ | 12.71 | $ | 10.22 | (19.6%) | 64% | 84% |
| Retail Opportunity Investment Corp. | ROIC | West Coast | $ | 16.57 | $ | 13.62 | (17.8%) | 82% | 89% |
| Weingarten Realty Investors | WRI | National | $ | 29.10 | $ | 21.68 | (25.5%) | 77% | 90% |
| Regency Centers Corp. | REG | East Coast & West Coast | $ | 62.04 | $ | 45.01 | (27.5%) | 72% | 86% |
| Brixmor Property Group | BRX | National | $ | 19.96 | $ | 16.26 | (18.5%) | 77% | 88% |
| Retail Properties of America | RPAI | Texas, Seattle, East Coast | $ | 12.15 | $ | 8.79 | (27.7%) | 68% | 84% |
| RPT Realty | RPT | Midwest, Southeast | $ | 13.95 | $ | 8.64 | (38.1%) | 65% | 87% |
| Kite Realty Group Trust | KRG | Southeast, Midwest & Texas | $ | 17.20 | $ | 15.04 | (12.6%) | 80% | 92% |
| Federal Realty Investment Trust | FRT | East Coast & West Coast | $ | 125.02 | $ | 84.65 | (32.3%) | 68% | 85% |
| Kimco Realty Corp. | KIM | National | $ | 19.05 | $ | 15.25 | (19.9%) | 70% | 89% |
| **Average** | | | **$** | **32.78** | **$** | **23.92** | **(23.9%)** | **72%** | **87%** |
| **Cedar Realty Trust** | **CDR** | **D.C. to Boston** | **$** | **17.22** | **$** | **9.77** | **(43.3%)** | **77%** | **91%** |

- Cedar's portfolio continued to highlight strong rent collection at 92.5% for October
- Cedar is getting **zero** credit for having the highest rent collections among its REIT peer group, which may be attributable to years of poor capital allocation and a failed turnaround plan

**Necessity-based portfolio has performed while the share price has not**

# CREDIT RISK ANALYSIS

| Anchor Tenant Name | GLA (SF) | Hold-Co (SF) | Sell-Co (SF) | Retailer Watchlist | COVID-19 Impact | Credit Risk |
|---|---|---|---|---|---|---|
| **Distress** | | | | | | |
| Boscov's | 159,040 | 159,040 | - | In-decline | Distressed | High |
| LA Fitness | 157,996 | 113,200 | 44,796 | Stable | Distressed | High |
| Kohl's | 147,214 | 88,248 | 58,966 | Stable | Distressed | High |
| Staples | 106,448 | 82,388 | 24,060 | In-decline | High | High |
| Dick's Sporting Goods | 56,000 | - | 56,000 | In-decline | High | High |
| Other | 136,291 | 75,304 | 60,987 | | | |
| **Total** | **762,989** | **518,180** | **244,809** | | | |
| **Watchlist** | | | | | | |
| Marshalls | 170,005 | 55,378 | 114,627 | Growing | High | Medium |
| Big Y | 106,415 | 106,415 | - | Stable | Medium | Medium |
| Home Goods | 104,737 | 28,181 | 76,556 | Stable | High | Medium |
| Planet Fitness | 98,899 | 62,718 | 36,181 | Growing | High | Medium |
| Big Lots | 98,875 | 33,824 | 65,051 | In-decline | Low | Medium |
| Other | 794,871 | 328,899 | 465,972 | | | |
| **Total** | **1,373,802** | **615,415** | **758,387** | | | |
| **Good Standing** | | | | | | |
| Giant Foods | 537,838 | 391,208 | 146,630 | Stable | Low | Low |
| Home Depot | 253,003 | 150,000 | 103,003 | Growing | Medium | Low |
| Shop Rite | 251,513 | 187,496 | 64,017 | Stable | Low | Low |
| Dollar Tree | 223,890 | 98,264 | 125,626 | Growing | Low | Low |
| Stop & Shop | 210,609 | 149,977 | 60,632 | Stable | Low | Low |
| Other | 1,663,550 | 893,395 | 770,155 | | | |
| **Total** | **3,140,403** | **1,870,340** | **1,270,063** | | | |

**Credit risk is manageable and would improve if lower-tier properties are sold**

# TURNAROUND PLAN

# CDR IS STUCK IN A NEGATIVE FEEDBACK LOOP


Less efficient and less disciplined operations
Cost inefficiency, poor asset utilization, deteriorating margins
Less cash flow, poor returns on capital
Diminished investment and balance sheet flexibility
More expensive cost of capital
Long period of poor capital allocation

# A SIMPLE STRATEGY

A business plan predicated on disciplined capital allocation can reposition CDR as a platform by utilizing in-place free cash flow to improve a portfolio of well-located shopping centers in select East Coast markets

1. **Board representation and improved corporate governance**
2. **Cost-conscious corporate reorganization**
3. **Sell non-core assets to deleverage the business and ensure balance sheet stability**
4. **Full-stop on all value destructive development projects and monetize development portfolio through sales**
5. **Implement a capital allocation strategy that maximizes ROIC, preserves cash flow, and improves portfolio quality**

**Keeping it simple and utilizing substantial in-place cash flow**

# 1. IMPROVE CORPORATE GOVERNANCE

**Top 10 Stockholders**

| Rank | Name | Common Stock Held(1) (# of Shares) | (% of Total) |
|---|---|---|---|
| 1 | T. Rowe Price | 2,436,021 | 17.7% |
| 2 | Namco Realty | 1,188,983 | 8.6% |
| 3 | Vanguard Group | 668,075 | 4.8% |
| 4 | Camac Partners | 646,276 | 4.7% |
| 5 | LSV Asset Management | 525,713 | 3.8% |
| 6 | Bruce Schanzer | 350,461 | 2.5% |
| 7 | Millennium Management | 327,405 | 2.4% |
| 8 | Fidelity Management & Researc | 283,900 | 2.1% |
| 9 | BlackRock | 264,338 | 1.9% |
| 10 | Renaissance Technologies | 227,058 | 1.6% |
| **Total** | | **6,918,230** | **50.2%** |

**Officers & Directors**

| Name | Common Stock Held(2) (# of Shares) | (% of Total) |
|---|---|---|
| Bruce Schanzer(1) | 327,405 | 2.4% |
| Philip Mays | 103,795 | 0.8% |
| Robin Zeigler | 74,485 | 0.5% |
| Abraham Eisenstat | 32,490 | 0.2% |
| Roger Widmann | 24,696 | 0.2% |
| Pamela Hootkin | 20,056 | 0.1% |
| Steven Rogers | 10,482 | 0.1% |
| Gregg Gonsalves | 9,367 | 0.1% |
| Sabrina Kanner | 7,733 | 0.1% |
| **Total** | **610,508** | **4.4%** |

- Deleted from the MSCI US REIT index causing loss of major institutional shareholders
- Delisting notice from NYSE due to breaching minimum share price requirement resulted in CDR completing a 1 for 6.6 reverse common stock split which reduced shares outstanding significantly and impacted trading volume

**Management and the Board own less than 5% of shares outstanding**

(1) As of January 26 2021
(2) As of April 20, 2020, per CDR's 2019 Proxy Statement; adjusted for reverse stock split.

# 1. IMPROVE CORPORATE GOVERNANCE

| | | ($) | ($ per Share) |
|---|---|---|---|
| Current Market Cap | | $ 134,774,766 | $ 9.77 |
| TTM EBITDA | A | $ 74,790,000 | $ 5.42 |
| | | | |
| **New Business Plan** | | | |
| Future Rent Allowance for Impact of COVID-19 | | $ (4,034,678) | $ (0.29) |
| G&A Savings | | $ 7,804,000 | $ 0.57 |
| Reduction in Development Spend | | $ 19,000,000 | $ 1.38 |
| Reduction in Capex Spend | | $ 4,000,000 | $ 0.29 |
| **Total Cash Flow Savings** | B | **$26,769,322** | **$ 1.94** |

A TTM EBITDA is >55% of today's market cap

B Estimated savings equate to ~20% of the market cap today

- Assuming half of cash flow savings is used for share buybacks(1) would result in FFO growth per unit of in excess of 10%

**Significant boost to cash flow driven by improved capital allocation and G&A savings**

(1) Estimate of permissible share buybacks as of Q3 2020 is ~$35 million (~25% of current market cap)

# 1. IMPROVE CORPORATE GOVERNANCE


ISS ESG
QUALITYSCORE OVERVIEW
Board Structure 3
Board Composition
Composition of the Committees
Board Practices
Board Policies
Related Party Transactions
Controversies
Diversity
QualityScore
7
Low Risk
High Risk
Scores indicate decile rank relative to index or region. A decile score of 1 indicates lower governance risk, while a 10 indicates higher governance risk.
Compensation 10
Pay For Performance
Non-Performance Based Pay
Use Of Equity
Equity Risk Mitigation
Communications and Disclosure
Termination
Compensation - Controversies
Shareholder Rights 7
One Share One Vote
Takeover Defenses
Shareholder Rights - Other Issues
Meeting and Voting Related Issues
Audit & Risk Oversight 1
External Auditor
Audit and Accounting Controversies
Audit - Other Issues
The total number of points in this subcategory is at the top bottom middle of the possible range.

**Summary of ISS report(1):**

- ISS is the global leader in corporate governance and responsible investment solutions
- Executive compensation is not tied to performance-based metrics
- The company's most recent Say on Pay proposal received shareholders vote support of 69%
  - The Board has failed to address the issues that led to this low support
- The degree of alignment between the company's annualized 3-year pay percentile rank, relative to peers, and its 3-year annualized total shareholder return rank, relative to peers, is -80.74
- The degree of alignment between the company's total shareholder return and change in CEO pay over the past five years is -34.36

**Executive compensation and shareholder rights issues have been called out by ISS**

(1) ISS report date May 19, 2020

# 1. IMPROVE CORPORATE GOVERNANCE

**ISS report[(1)] further supports the board requires substantial refreshment:**

- Failed to hold management accountable for severe under performance
- Allowed continued investment into a business plan that has repeatedly failed
- Too many time-based equity awards creating major misalignment
- Low-to-almost nonexistent Director ownership i.e. zero skin in the game
- No shares purchased during pandemic showing no support and faith in management
- Excessive Director compensation; $750,000+ expense for a company of this size is too much on both an absolute and relative basis
- Some Directors have been on the board for over a decade, with one on the board almost 20 years i.e. it is time for new voices with fresh perspectives

**Tenured Directors have overseen significant under performance**

(1) ISS report date May 19, 2020

# 2. CORPORATE REORGANIZATION


Cedar Realty Trust
(54 assets; 8.2mm sf)(1)
$2.98
$3.25
$3.05
43%
37%
45%
$1.27
$1.21
$1.36
2017
2018
2019
G&A/Share
FFO/Share
G&A as % of FFO


Comparable: Slate Grocery REIT
(76 assets; 9.7mm sf)(1)
$1.26
$1.27
$1.20
12%
15%
17%
$0.16
$0.19
$0.20
2017
2018
2019
G&A/Share
FFO/Share
G&A as % of FFO

- **Since 2017, CDR's G&A expense has averaged 41% of reported funds from operations**
  - G&A appears to be driven by bloated compensation and the plan to try and take on large redevelopment projects in a small, under-capitalized REIT
  - Slate Grocery REIT manages a similar but more geographically diverse portfolio at a fraction of the cost (G&A comprises 15% of FFO vs. 41% of FFO for CDR)

**Case studies highlight meaningful cost savings can be achieved**

(1) Portfolio statistics as of September 30, 2020 (adjusted for reverse stock split)

# 2. CORPORATE REORGANIZATION


CDR G&A Expense
($000s)
$11,085
$18,804
$11,000
Reduce G&A load closer to peer group
2011
2019
2021E

| Company | Ticker | G&A as % of Asset Value *(bps)* |
|---|---|---|
| SITE Centers Corp. | SITC | 86bps |
| Retail Opportunity Investment Corp. | ROIC | 49bps |
| Weingarten Realty Investors | WRI | 52bps |
| Regency Centers Corp. | REG | 35bps |
| Brixmor Property Group | BRX | 96bps |
| Retail Properties of America | RPAI | 84bps |
| Acadia Realty Trust | AKR | 74bps |
| Federal Realty Investment Trust | FRT | 32bps |
| Kimco Realty Corp. | KIM | 58bps |
| **Average** | | **63bps** |
| **Cedar Realty Trust** | CDR | 167bps |

- G&A expense has grown from $11 million to ~$19 million in eight years. A 70% increase and a 6.8% CAGR while shareholders have suffered massive share price losses
- **CDR's G&A as a percentage of asset value is more than 2.5x the average of its peers**
- Clear path to reducing G&A to $11 million by reducing executive and board compensation by over 50% and monetizing development projects that require significant resources

**Estimated annual run-rate savings of ~$8 million or $0.57 per share**

# 2. CORPORATE REORGANIZATION

## 100 Day Action Plan

| Action | Day 10 | 20 | 30 | 40 | 50 | 60 | 70 | 80 | 90 | 100 |
|---|---|---|---|---|---|---|---|---|---|---|
| Reset Board compensation | ■ | | | | | | | | | |
| Perform independent valuation of major assets and liabilities | | ■ | ■ | | | | | | | |
| Review ownership, legal, and tax structures | | ■ | ■ | | | | | | | |
| Review leases and tenant obligations | | ■ | ■ | | | | | | | |
| Eliminate and reduce G&A expenses | | ■ | ■ | | | | | | | |
| Review all fixed and variable expenditures | | ■ | ■ | | | | | | | |
| Establish oversight and metrics at the Board level | | ■ | ■ | | | | | | | |
| Assess internal skillsets and leadership capacity | | ■ | ■ | | | | | | | |
| Identify organizational gaps, analysis, and plan | | ■ | ■ | | | | | | | |
| Review long-term cash flow projections | | ■ | ■ | | | | | | | |
| Develop compensation plan to align incentives | | | | ■ | ■ | | | | | |
| Set and disclose key performance metrics to measure results | | | | ■ | ■ | | | | | |
| Review real estate sole opportunities | | | | ■ | ■ | ■ | | | | |
| Expedite the disposition of non-core assets | | | | ■ | ■ | ■ | | | | |
| Lay the foundation for a more robust ESG plan | | | | | | | ■ | ■ | ■ | ■ |

**Effectuate a simple business plan that leads to outsized returns**

# 3. DISPOSE OF NON-CORE ASSETS

| Bucket | Properties | GLA | Occupancy | ABR | Asset Value | | | | 3-Mile Demographics | |
|---|---|---|---|---|---|---|---|---|---|---|
| | *(#)* | *(SF)* | *(%)* | *($PSF)* | *($)* | *(% of Total)* | *($PSF)* | *(Cap Rate)* | *(Population)* | *(HHI)* |
| Existing | 54 | 8,185,617 | 89% | $ 14.05 | $ 989,160,591 | 100% | $ 121 | 8.8% | 128,310 | $ 90,625 |
| Sell-Co | 24 | 3,607,356 | 86% | $ 12.64 | $ 336,071,871 | 34% | $ 93 | 9.8% | 89,645 | $ 80,549 |
| Hold-Co | 30 | 4,578,261 | 91% | $ 15.10 | $ 653,088,720 | 66% | $ 143 | 8.3% | 148,207 | $ 95,810 |

- Identified **24 assets** worth approximately **$336 million** to sell that are unproductive, quality-dilutive assets and have obsolesce risk
- CDR's book value of the "Sell-Co" assets is ~$600 million(1), which implies a 45% loss on their investment at the estimated liquidation value
- Leverage can be reduced with a portion of the sales proceeds; targeting an LTV of 55% or lower will save 30 bps on ~$600mm of bank debt as the interest rate ratchets down at lower LTV %'s generating additional cash flow savings

**Disposing Sell-Co properties improves the quality of the portfolio substantially**

(1) Book Value as of December 31, 2019 based on CDR's 2019 Form 10-K.

# 3. DISPOSE OF NON-CORE ASSETS

## Asset-by-asset analysis conducted to determine "Sell-Co" assets[1]

- Business plan to sell lower quality assets at liquidation value to generate cash and reduce portfolio risk profile. The lowest quality assets only represent ~7% of portfolio GLA and can be sold expeditiously in an auction process.



| Name: | Hamburg Square |
|---|---|
| City, State: | Hamburg, PA |
| Square Feet: | 102,058 |
| Value / % of Sell-Co: | $3,572,030 / 1.1% |
| Value PSF / Cap Rate: | $35 / 12.8% |



| Name: | Kings Plaza |
|---|---|
| City, State: | New Bedford, MA |
| Square Feet: | 168,243 |
| Value / % of Sell-Co: | $4,206,075 / 1.3% |
| Value PSF / Cap Rate: | $25 / 21.2% |


SALLY

| Name: | Fieldstone Marketplace |
|---|---|
| City, State: | New Bedford, MA |
| Square Feet: | 150,123 |
| Value / % of Sell-Co: | $3,753,075 / 1.1% |
| Value PSF / Cap Rate: | $25 / 33.9% |



| Name: | Valley Plaza |
|---|---|
| City, State: | Hagerstown, MD |
| Square Feet: | 190,939 |
| Value / % of Sell-Co: | $4,773,475 / 1.4% |
| Value PSF / Cap Rate: | $25 / 12.2% |


BIG LOTS!

| Name: | Webster Commons |
|---|---|
| City, State: | Webster, MA |
| Square Feet: | 98,984 |
| Value / % of Sell-Co: | $3,464,440 / 1.0% |
| Value PSF / Cap Rate: | $35 / 27.5% |


DOLLAR TREE

| Name: | Oakland Commons |
|---|---|
| City, State: | Bristol, CT |
| Square Feet: | 90,100 |
| Value / % of Sell-Co: | $4,104,055 / 1.2% |
| Value PSF / Cap Rate: | $46 / 10.0% |

(1) Values shown are liquidation estimates

# 4. MONETIZE DEVELOPMENT PORFOLIO

| Project Name | Location | GLA (SF) | Occ. (%) | NOI ($000s) | Book Value ($000s) | Book Value ($PSF) | Liquidation Value ($000s) | Liquidation Value ($PSF) | Proposed Development |
|---|---|---|---|---|---|---|---|---|---|
| **Major Development Projects** | | | | | | | | | |
| South Quarter Crossing | Philadelphia (PA | 685,375 | 86% | $ 7,085 | $ 160,412 | $ 234 | $ 102,806 | $ 150 | Mixed-use (800k sf retail; 280 MF units) |
| Riverview Plaza | Philadelphia (PA | 191,622 | 86% | $ 3,035 | $ 58,661 | $ 306 | $ 38,324 | $ 200 | Mixed-use (253k sf retail; 326 MF units) |
| East River | Washington (DC) | 150,038 | 97% | $ 2,732 | $ 45,209 | $ 301 | $ 39,032 | $ 260 | Mixed-Use (206k sf retail; 1,200 MF units; 35k sf offic |
| Senator Square | Washington (DC) | 61,691 | 100% | $ 1,232 | $ 5,683 | $ 92 | $ 12,317 | $ 200 | Mixed-Use (150-200k sf office) |
| **Total / Weighted Average** | | **1,088,726** | **88%** | **$ 14,084** | **$269,965** | **$ 248** | **$ 192,480** | **$ 177** | |
| **Redevelopments** | | | | | | | | | |
| Fishtown | Philadelphia (PA | 127,265 | 90% | $ 1,779 | $ 17,390 | $ 137 | $ 20,934 | $ 164 | Additional 18k sf retail |
| Yorktowne Plaza | Cockeysville (MI | 136,197 | 71% | $ 974 | $ 33,121 | $ 243 | $ 20,430 | $ 150 | Additional restaurant pads |
| Carman's Plaza | Massapequa (NY | 195,485 | 59% | $ 2,175 | $ 62,022 | $ 317 | $ 34,210 | $ 175 | Recently delivered Key Food Grocery Store |
| Trexlertown Mall | Trexlertown (PA) | 336,687 | 98% | $ 2,933 | $ 49,213 | $ 146 | $ 25,252 | $ 75 | Replace anchor |
| **Total / Weighted Average** | | **795,634** | **82%** | **$ 7,862** | **$ 161,746** | **$ 203** | **$ 100,825** | **$ 127** | |
| **Total** | | **1,884,360** | **86%** | **$ 21,946** | **$ 431,711** | **$ 229** | **$293,304** | **$ 156** | |

- The development projects are generally well located in dense urban locations and liquidity of the properties is a function of price and management's desire to sell
- **Liquidation NAV herein consists of the development assets at a 32% discount to book value (1)**
- **The development assets are currently yielding 5.1% on book value compared to the implied cap rate of 9.5% based on today's share price**
- A sale of the development projects would generate proceeds that can be reinvested accretively and also help to lower G&A costs and bolster free cash flow

**Selling the development properties would generate significant liquidity**

(1) Book Value as of December 31, 2019 based on CDR's 2019 Form 10-K. NOI is estimated using base rent and occupancy metrics provided in the Company's Quarterly Supplemental.

# 5. IMPROVED CAPITAL ALLOCATION

## Asset-by-asset analysis conducted to determine "Hold-Co" assets(1)



| Name: | Bethel Shopping Center |
|---|---|
| City, State: | Bethel, CT |
| Square Feet: | 101,105 |
| Value / % of Hold-Co: | $26,725,574 / 4.2% |
| Value PSF / Cap Rate: | $264 / 7.8% |


THE HOME DEPOT

| Name: | Quartermaster Plaza |
|---|---|
| City, State: | Philadelphia, PA |
| Square Feet: | 456,602 |
| Value / % of Hold-Co: | $68,490,300 / 10.7% |
| Value PSF / Cap Rate: | $150 / 7.6% |



| Name: | The Shops at Suffolk Downs |
|---|---|
| City, State: | Revere, MA |
| Square Feet: | 121,187 |
| Value / % of Hold-Co: | $20,384,222 / 3.2% |
| Value PSF / Cap Rate: | $168 / 7.3% |



| Name: | Franklin Village Plaza |
|---|---|
| City, State: | Franklin, MA |
| Square Feet: | 303,524 |
| Value / % of Hold-Co: | $64,148,659 / 10.1% |
| Value PSF / Cap Rate: | $211 / 8.0% |



| Name: | Trexlertown Plaza |
|---|---|
| City, State: | Trexlertown, PA |
| Square Feet: | 325,171 |
| Value / % of Hold-Co: | $44,572,337 / 7.0% |
| Value PSF / Cap Rate: | $137 / 8.5% |



| Name: | Riverview Plaza |
|---|---|
| City, State: | Philadelphia, PA |
| Square Feet: | 191,622 |
| Value / % of Hold-Co: | $38,324,400 / 6.0% |
| Value PSF / Cap Rate: | $200 / 7.9% |

(1) Values shown are liquidation estimates

# 5. IMPROVED CAPITAL ALLOCATION

## Strip Center REIT trade area benchmarking

| REIT Name | # of Centers | GLA | 3-Mile Population |
|---|---|---|---|
| | (#) | (000s SF) | (#) |
| Acadia Realty Trust | 106 | 6,880 | 361,000 |
| Urban Edge Properties | 85 | 13,459 | 190,000 |
| Federal Realty Investment Trust | 103 | 23,166 | 170,000 |
| **Cedar Realty Trust - Hold-Co** | **30** | **4,578** | **148,207** |
| Regency Centers Corp | 421 | 42,211 | 145,000 |
| Retail Properties of America Inc | 104 | 19,966 | 143,000 |
| **Cedar Realty Trust** | **54** | **8,186** | **128,310** |
| Kimco Realty Corp | 428 | 57,225 | 123,000 |
| Weingarten Realty Investors | 173 | 20,128 | 120,000 |
| Retail Opportunity Investments | 90 | 10,139 | 117,000 |
| Site Centers Corp | 171 | 23,261 | 109,000 |
| **Cedar Realty Trust - Sell-Co** | **24** | **3,607** | **89,645** |
| Brixmor Property Group | 421 | 71,751 | 86,000 |

| REIT Name | # of Centers | GLA | 3-Mile Income |
|---|---|---|---|
| | (#) | (000s SF) | (#) |
| Federal Realty Investment Trust | 103 | 23,166 | 100,000 |
| **Cedar Realty Trust - Hold-Co** | **30** | **4,578** | **95,810** |
| Regency Centers Corp | 421 | 42,211 | 91,000 |
| Acadia Realty Trust | 106 | 6,880 | 89,000 |
| Retail Opportunity Investments | 90 | 10,139 | 88,000 |
| **Cedar Realty Trust** | **54** | **8,186** | **90,625** |
| Urban Edge Properties | 85 | 13,459 | 86,000 |
| Retail Properties of America Inc | 104 | 19,966 | 85,000 |
| Kimco Realty Corp | 428 | 57,225 | 82,000 |
| **Cedar Realty Trust - Sell-Co** | **24** | **3,607** | **80,549** |
| Site Centers Corp | 171 | 23,261 | 80,000 |
| Weingarten Realty Investors | 173 | 20,128 | 74,000 |
| Brixmor Property Group | 421 | 71,751 | 70,000 |

**CDR would meaningfully improve its trade area metrics after disposing of Sell-Co**

# SUMMARY: KEEP IT SIMPLE

- ✓ The portfolio generates significant cash flow today
- ✓ Annual cash flow (FFO) is ~30% of the current market cap based on today's trading price
- ✓ Management team with highly relevant experience and a supportive Board can execute on a simple business plan to cut costs and drive cash flow growth
- ✓ Redevelopment projects can be sold and low-to-negative ROIC redevelopment spend can be stopped immediately
- ✓ Non-core assets can be sold and the portfolio can be upgraded
- ✓ Cash proceeds can be used to free up balance sheet capacity
- ✓ Capital allocation can also be re-directed toward accretive acquisitions and common and preferred share buy backs
- ✓ Successful business plan execution would allow for eventual dividend reinstatement at a healthy payout ratio that would deliver significant return of capital to shareholders over time

**Thesis is backed by durable in-place cash flow**

# APPENDIX

# CDR PEER GROUP VALUATIONS

| Shopping Center REITs | | Market Cap[1] ($MMs) | FFO Multiple[1] (x) |
|---|---|---|---|
| Federal Realty | $ | 6,624 | 18.8x |
| Urban Edge Prop. | $ | 1,561 | 14.9x |
| Regency Centers | $ | 7,770 | 15.3x |
| Retail Opportunity Investment Corp. | $ | 1,680 | 12.9x |
| Acadia Realty | $ | 1,278 | 13.7x |
| Weingarten Realty | $ | 2,792 | 13.1x |
| Kimco Realty | $ | 6,428 | 12.8x |
| Kite Realty Group | $ | 1,267 | 11.5x |
| Saul Centers | $ | 992 | 11.3x |
| SITE Centers Corp. | $ | 1,957 | 10.3x |
| RPT Realty | $ | 707 | 10.4x |
| Retail Properties of America | $ | 1,818 | 9.9x |
| Brixmor Property Group | $ | 4,867 | 11.0x |
| **Total / Weighted Average** | **$** | **39,742** | **13.8x** |
| **Cedar Realty Trust[2]** | **$** | **135** | **3.2x** |

**Cedar is trading at a significant discount to its peers**

(1) As of December 30, 2020
(2) As of January 7, 2021

# DEBT SUMMARY

*As of September 30, 2020* (1)

| Debt Schedule | Maturity Dates | Interest Rates | | Amounts |
|---|---|---|---|---|
| **Secured Fixed-Rate Debt** | | | | |
| Franklin Village Plaza mortgage | Jun 2026 | 3.90% | $ | 45,907,000 |
| Senator Square finance lease obligation | Sep 2050 | 5.30% | $ | 5,640,000 |
| **Unsecured Debt** | | | | |
| **Variable-rate:** | | | | |
| Revolving credit facility (One-year extension option) | Sep 2021 | 2.30% | $ | 195,900,000 |
| Term loan | Sep 2022 | 1.90% | $ | 50,000,000 |
| **Fixed-Rate** | | | | |
| Term loan | Feb 2022 | 3.30% | $ | 50,000,000 |
| Term loan | Sep 2022 | 3.50% | $ | 50,000,000 |
| Term loan | Apr 2023 | 3.50% | $ | 100,000,000 |
| Term loan | Sep 2024 | 3.90% | $ | 75,000,000 |
| Term loan | Jul 2025 | 4.80% | $ | 75,000,000 |
| **Total Unsecured Debt** | | **3.84%** | **$** | **350,000,000** |
| **Total / Weighted Average** | | **3.24%** | **$** | **647,447,000** |
| Unamortized mortgage, finance lease and term loan issuance costs | | | $ | (2,194,000) |
| **Total Debt** | | | **$** | **645,253,000** |

| **Fixed to Variable Rate Debt Ratio** | **% of Total** | | |
|---|---|---|---|
| Fixed-Rate Debt | 62.0% | $ | 401,547,000 |
| Variable-Rate Debt | 38.0% | $ | 245,900,000 |

(1) As of September 30, 2020, based on CDR's Q3 2020 10-Q.

# TOP TEN PROPERTIES

| Property | City | State | Year Built | GLA | ABR | Occupancy | Asset Value | | | | 3-Mile Demographics | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | | | (SF) | ($PSF) | (%) | ($) | (% of Total) | ($PSF) | (Cap Rate) | (Population) | (HHI) |
| Quartermaster Plaza | Philadelphia | PA | 2004 | 456,602 | $ 14.79 | 89% | $ 68,490,300 | 10.5% | $ 150 | 7.6% | 322,098 | $ 79,647 |
| South Philadelphia | Philadelphia | PA | 1950 | 193,085 | $ 11.78 | 76% | $ 28,962,750 | 4.4% | $ 150 | 4.8% | 344,634 | $ 78,774 |
| Girard Plaza | Philadelphia | PA | -- | 35,688 | $ 15.77 | 100% | $ 5,353,200 | 0.8% | $ 150 | 9.3% | 334,582 | $ 67,564 |
| **South Quarter Crossing Total** | | | | **685,375** | **$ 13.99** | **86%** | **$ 102,806,250** | **15.7%** | **$ 150** | **6.9%** | **329,097** | **$ 78,772** |
| Franklin Village Plaza | Franklin | MA | 1987 | 303,524 | $ 21.30 | 88% | $ 64,148,659 | 9.8% | $ 211 | 8.0% | 35,055 | $ 151,790 |
| Camp Hill | Camp Hill | PA | 1958 | 430,198 | $ 14.74 | 97% | $ 59,597,050 | 9.1% | $ 139 | 9.0% | 64,152 | $ 86,165 |
| Trexlertown Plaza | Trexlertown | PA | 1990 | 325,171 | $ 14.25 | 95% | $ 44,572,337 | 6.8% | $ 137 | 8.5% | 46,615 | $ 119,725 |
| Riverview Plaza | Philadelphia | PA | 1991 | 191,622 | $ 20.65 | 86% | $ 38,324,400 | 5.9% | $ 200 | 7.9% | 348,923 | $ 84,052 |
| Carman's Plaza | Massapequa | NY | 1954 | 195,485 | $ 21.97 | 59% | $ 34,209,875 | 5.2% | $ 175 | 6.4% | 159,471 | $ 126,841 |
| The Point | Harrisburg | PA | 1972 | 262,072 | $ 14.71 | 87% | $ 31,980,646 | 4.9% | $ 122 | 9.0% | 85,457 | $ 65,631 |
| Bethel Shopping Center | Bethel | CT | 2007 | 101,105 | $ 23.45 | 95% | $ 26,725,574 | 4.1% | $ 264 | 7.8% | 30,565 | $ 128,390 |
| Christina Crossing | Wilmington | DE | 2008 | 119,446 | $ 19.57 | 91% | $ 25,378,278 | 3.9% | $ 212 | 7.5% | 110,845 | $ 73,709 |
| Lawndale Plaza | Philadelphia | PA | 1998 | 92,773 | $ 18.68 | 100% | $ 22,351,666 | 3.4% | $ 241 | 7.0% | 369,938 | $ 60,858 |
| **Top Ten Total** | | | | **2,706,771** | **$ 16.84** | **88%** | **$ 450,094,734** | **68.9%** | **$ 166** | **7.8%** | **167,614** | **$ 99,154** |

**~70% of estimated value lies within the top ten properties**

# SOUTH QUARTER CROSSING



Girard Estates
4,770 Residents
22ND ST
PASSYUNK
COLUMBUS BLVD
OREGON AVE
South QUARTER CROSSING
76
611
Packer Park
2,450 Residents
Citizens Bank Park
2,000,000 Annual Visitors
PATTISON AVE
291
Wells Fargo Center
850,000 Annual Visitors
Lincoln Financial Field
1,000,000 Annual Visitors
95
Packer Ave Marine Terminal
5,000 Employees
The Navy Yard
100,000 Annual Visitors
11,000 Employees

# QUARTERMASTER PLAZA, PHILADELPHIA (PA)

## *SOUTH QUARTER CROSSING PROPERTY 1 OF 3*


76
BJ's WHOLESALE CLUB
PYLON SIGN
S. 23rd
Oregon Avenue
STAPLES
chili's

| | | | | | | | | |
|---|---|---|---|---|---|---|---|---|
| 1 | Wendy's | 4,000 SF | 10 | Mattress Firm | 5,000 SF | 19 | Staples | 20,388 SF |
| 2 | Bank of America | 4,500 SF | 11 | Shoe Carnival | 10,012 SF | 20A | NovaCare Rehabilitation | 2,812 SF |
| 3 | Chili's | 10,949 SF | 12 | Verizon Wireless | 2,226 SF | 20B | H&R Block | 2,200 SF |
| 4 | Walgreens | 14,560 SF | 13 | The Children's Place | 4,800 SF | 21 | Planet Fitness | 23,146 SF |
| 5 | Foot Locker | 2,800 SF | 14 | US Postal Service | 3,000 SF | 22 | PetSmart | 19,089 SF |
| 6 | Domino's Pizza | 1,020 SF | 15 | Madrag | 6,400 SF | 23 | Available | 25,200 SF |
| 7 | Available | 1,335 SF | 16 | Modell's | 4,550 SF | 24 | Available | |
| 8 | GameStop | 1,797 SF | 17 | Modell's | 7,914 SF | 25 | Home Depot | 150,000 SF |
| 9 | Jerusalem Furniture | 3,500 SF | 18 | Snipes | 7,686 SF | 26 | BJ's Wholesale Club | 117,718 SF |

# SOUTH PHILADELPHIA, PHILADELPHIA (PA)

## *SOUTH QUARTER CROSSING PROPERTY 2 OF 3*



LA|FITNESS
South 24th Street
PYLON SIGN
West Passyunk Avenue
ROSS
DRESS FOR LESS
South 23rd Street
West Oregon Avenue
West Shunk Street
West Porter Street
West Ritner Street
28 Future Development
29 Future Development

| | | | | | | | | |
|---|---|---|---|---|---|---|---|---|
| 1 | Available | 3,250 SF | 10 | Available | 1,350 SF | 21 | Unavailable | 8,500 SF |
| 2 | ShopRite | 55,533 SF | 11 | Kid City | 8,397 SF | 21A | Unavailable | 7,429 SF |
| 3A | Unavailable | 1,800 SF | 12 | LA Fitness | 31,000 SF | 22 | Unavailable | 30,000 SF |
| 3B | Unavailable | 2,380 SF | 13A | Kid City | 8,226 SF | 23 | Unavailable | 1,980 SF |
| 4 | Unavailable | 3,850 SF | 13B | Unavailable | 9,543 SF | 24 | Unavailable | 1,980 SF |
| 5 | Unavailable | 2,000 SF | 14 | Unavailable | 3,100 SF | 25 | Unavailable | 2,025 SF |
| 6 | Rainbow | 5,400 SF | 15 | Ross Dress for Less | 31,349 SF | 26 | Unavailable | 3,060 SF |
| 7 | Shared Treasures | 4,428 SF | 16 | Available | 11,000 SF | 27 | Unavailable | 6,930 SF |
| 8A | Blow Hookah Lounge | 1,800 SF | 17 | Available | 20,000 SF | 28 | Future Development | Available |
| 8B | Spa Nails | 1,350 SF | 18 | Available | 2,700 SF | | | |
| 9 | Unavailable | 5,300 SF | 19 | Available | 1,300 SF | 29 | Future Development | Available |
| | | | 20 | Available | 7,600 SF | | | |

# GIRARD PLAZA, PHILADELPHIA (PA)

*SOUTH QUARTER CROSSING PROPERTY 3 OF 3*



OREGON AVENUE
DOLLAR GENERAL
Save a Lot
1
2
3
4
SHUNK STREET
22ND STREET

| | | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|
| 1 | T-Mobile | 2,875 SF | 2 | Advance Auto Parts | 6,455 SF | 4 | Save A Lot | 17,228 SF |
| | | | 3 | Dollar General | 9,130 SF | | | |

# FRANKLIN VILLAGE PLAZA, FRANKLIN (PA)



Marshalls
Stop&Shop
PYLON SIGN / CLOCK TOWER
West Central Street
MA State Route 140
2nd Floor Office Space

| | | | | | | | | |
|---|---|---|---|---|---|---|---|---|
| 1 | Chipotle Mexican Grill | 2,000 SF | 20 | Men's Wearhouse | 5,957 SF | 36 | Pokemoto | 1,967 SF |
| 2 | Firehouse Subs | 2,500 SF | 21 | Available | 8,113 SF | 37 | L'Equipe Salon | 2,070 SF |
| 3 | IM Wireless | 1,500 SF | 22 | Available | 2,550 SF | 38 | British Beer Company | 5,682 SF |
| 4 | Available | 2,000 SF | 23 | Marshalls | 26,890 SF | 39 | Jenny Craig | 2,565 SF |
| 5 | AT&T Mobility | 1,857 SF | 24 | Terrazza Home & Garden | 4,949 SF | 40 | Pepper Terrace | 2,000 SF |
| 6 | Stop & Shop | 75,000 SF | 25 | Wild Birds Unlimited | 3,000 SF | 41 | Massage Envy Spa | 3,200 SF |
| 9 | Village Mall Liquors | 4,409 SF | 26 | Coldwell Banker | 3,600 SF | 42 | Sun Pro | 1,600 SF |
| 11 | Bath & Body Works | 2,500 SF | 28 | Visionworks | 4,200 SF | 43 | Games Workshop | 1,000 SF |
| 12 | Supercuts | 1,500 SF | 29 | Mattress Firm | 4,949 SF | 44 | Seasons Nails | 1,000 SF |
| 13 | Learning Express | 2,550 SF | 30 | Papa Gino's | 3,120 SF | 45 | The UPS Store | 1,818 SF |
| 13A | Bank of America ATM | 216 SF | 31 | Longhorn Steakhouse | 6,323 SF | 46A | 9Round Fitness | 1,715 SF |
| 14 | Available | 3,550 SF | 32 | AAA Northeast | 3,546 SF | 46B | Available | 2,285 SF |
| 15 | Famous Footwear | 7,044 SF | 33 | Available | 3,908 SF | 47 | Cedar Cleaners | 1,200 SF |
| 16 | NRG LAB | 15,807 SF | 34A | Sally Beauty Supply | 1,600 SF | 48 | Available | 2,800 SF |
| 18 | Elizabeth Grady Salon | 1,600 SF | 34B | Five Guys Burgers | 2,300 SF | 50 | Sally's Alley | 2,000 SF |
| 19 | GNC | 1,709 SF | 35 | Panera Bread | 3,908 SF | | | |

# FRANKLIN VILLAGE PLAZA, FRANKLIN (PA)


250 Franklin
Village Drive

# CAMP HILL, CAMP HILL (PA)


SOUTH 32nd STREET
PYLON SIGN
TRINDLE ROAD
PYLON SIGN
BARNES & NOBLE
GIANT
Boscov's
LA FITNESS
SR. 581

| | | | | | | | | |
|---|---|---|---|---|---|---|---|---|
| 1 | Giant | 92,939 SF | 10 | Carter's | 4,600 SF | 21 | Noodles & Company | 2,578 SF |
| 2 | Barnes & Noble Booksellers | 24,908 SF | 11 | Five Below | 8,220 SF | 22 | Boscov's | 159,040 SF |
| 3 | Great Clips | 1,048 SF | 12 | Staples | 20,000 SF | 23 | Santander Bank | 3,200 SF |
| 4 | LensCrafters | 3,890 SF | 14 | Subway | 1,400 SF | 24 | PNC Bank | 3,650 SF |
| 5 | Elements Therapeutic Massage | 2,362 SF | 15 | Available | 1,200 SF | 25 | Panera Bread | 4,600 SF |
| 6 | Pier 1 Imports | 12,015 SF | 17 | Renal Care Dialysis Center | 8,000 SF | 26 | Arby's | 5,000 SF |
| 7 | AT&T Mobility | 2,737 SF | 18 | LA Fitness | 45,000 SF | 27 | First National Bank | 3,700 SF |
| 8 | Irving Shoes | 3,000 SF | 19 | LA Nails | 1,905 SF | 28 | Wells Fargo Bank | 3,500 SF |
| 9 | Chico's | 3,785 SF | 20 | Sally Beauty Supply | 1,394 SF | 30 | EBO Solutions | 6,527 SF |

# CAMP HILL, CAMP HILL (PA)


Friendly's - Delivery
& Takeout Only
3307 East Trindle Road
Chipotle Mexican Grill
Boscov's
LA Fitness
Members 1st Federal
Credit Union
Google

# CARMAN'S PLAZA, MASSAPEQUA (NY)


CARMANS ROAD
RITTER AVENUE
PYLON SIGN
PYLON SIGN
Key Food
FITNESS

| | | | | | | | | |
|---|---|---|---|---|---|---|---|---|
| 10 | Available | 9,688 SF | 160 | AHRC Nassau County | 2,200 SF | 220B | Carmill Cleaners | 1,500 SF |
| 60 | Available | 960 SF | 165A | Healthy Choice Gyros | 1,625 SF | 230 | Phenix Salon Suites | 5,308 SF |
| 70 | Wok N Roll | 960 SF | 165B | Available | 3,000 SF | 250A | Available | 9,603 SF |
| 80 | Marino's Pizza | 1,920 SF | 170 | Peerless Insurance | 3,047 SF | 250B | Popcorn Beauty | 10,608 SF |
| 100 | Stuf-A-Bagel | 1,580 SF | 175 | Department of Motor Vehicles | 19,310 SF | 255 | Key Food | 32,570 SF |
| 110 | Vape Emporium | 960 SF | 180 | 24 Hour Fitness | 40,702 SF | 260A | Dunkin Donuts | 1,400 SF |
| 120 | Jae Liz Dominican Beauty Salon | 1,120 SF | 180A | 24 Hour Fitness | 13,404 SF | 260B | T-Mobile | 1,175 SF |
| 130 | Subway | 1,120 SF | 190 | Available | 2,899 SF | 260C | Available | 2,800 SF |
| 140 | Wine & Liquor | 2,620 SF | 200 | Dollar Tree | 11,979 SF | 270 | Voodoo Crab | 3,110 SF |
| 150 | The UPS Store | 1,288 SF | 220A | Okin II Japanese Restaurant | 2,454 SF | 290 | Apple Bank | 4,700 SF |

# CARMAN'S PLAZA, MASSAPEQUA (NY)


Island Recreational
The Hagedorn
Village School

# RIVERVIEW PLAZA, PHILADELPHIA (PA)



Front Street
Water Street
Dickinson Street
Reed Street
Washington Avenue
Christopher Columbus Boulevard
PEP BOYS
STAPLES
PYLON SIGN
PYLON SIGN

| | | | | | | | | |
|---|---|---|---|---|---|---|---|---|
| 1 | Unavailable | 9,500 SF | 10 | Unavailable | 4,200 SF | 18 | Ruby Buffet | 8,000 SF |
| 2 | Unavailable | 3,643 SF | 11A | Verizon Wireless | 1,478 SF | 19 | Costume Cabaret | 9,528 SF |
| 3 | Warm Daddy's | 4,410 SF | 11B | Unavailable | 7,000 SF | 21 | Cosmo Prof | 2,569 SF |
| 4 | United Artists Theatres | 77,700 SF | 12 | Staples | 18,000 SF | 22 | Pho Saigon Restaurant | 2,600 SF |
| 5 | Unavailable | 1,500 SF | 13 | Pep Boys | 22,000 SF | 23 | Beer Heaven | 1,500 SF |
| 6 | Unavailable | 11,000 SF | 14 | Avalon Carpet & Tile | 25,000 SF | 24 | Hand & Stone Massage & Facial Spa | 2,500 SF |
| 8 | Unavailable | 5,600 SF | 15 | Available | 1,300 SF | 25 | ATI Physical Therapy | 2,400 SF |
| 9A | GuestCounts Hospitality | 5,020 SF | 16 | GNC | 1,300 SF | 26 | Dunkin Donuts | 2,427 SF |
| 9B | Unavailable | 4,742 SF | 17 | Salon New Concept | 1,300 SF | | | |

# RIVERVIEW PLAZA, PHILADELPHIA (PA)



One Liberty Observation Deck
Temporarily closed
Love Park
Reading Terminal Market
Philadelphia City Hall
The Union League of Philadelphia
Rittenhouse Square
The Kimmel Center
CENTER CITY
8th & Market Street
Liberty Bell
Independence Visitor Center
Temporarily closed
Elfreth's Alley
Christ Church
OLD CITY
Ben Franklin Bridge
Washington Square
WASHINGTON SQUARE WEST
Philadelphia's Magic Gardens
Temporarily closed
SOCIETY HILL
HEAD HOUSE SQUARE
Jim's Steaks
Philly AIDS Thrift
Academy at Palumbo
Fleisher Art Memorial
BELLA VISTA
Boot & Saddle
LITTLE SAIGON
Geno's Steaks
PASSYUNK SQUARE
Green Eggs Cafe
NEWBOLD
Barcelona Wine Bar
DICKINSON NARROWS
1100 South Christopher Columbus Boulevard
Xfinity Store by Comcast
Regal UA Riverview Plaza IMAX & RPX
Independence Seaport Museum
Temporarily closed
Spruce Street Harbor Park
Blue Cross RiverRink
Temporarily closed
Adventure Aquarium
PENNSYLVANIA
NEW JERSEY
Delaware River
Battleship New Jersey
Temporarily closed
BB&T Pavilion
Temporarily closed
Wiggins Waterfront Park
Camden Children's Garden
COOPER POINT
NORTH CAMDEN
Rutgers University Camden
Camden County College
Rowan University
City Hall
DOWNTOWN
Cooper University Health Care
LANNING SQUARE
Balzano Marine Terminal
CENTRAL WATERFRONT
May Funeral Home
BERGEN SQUARE
Camden Iron & Metal

# TREXLERTOWN PLAZA, TREXLERTOWN (PA)


Route 222
Hamilton Blvd
Church Lane
TRACTOR SUPPLY CO
Burlington
BIG LOTS!
HOBBY LOBBY
GIANT

| | | | | | | | | |
|---|---|---|---|---|---|---|---|---|
| 1 | Giant | 74,105 SF | 16 | Active Learning Centers | 7,800 SF | 28 | Holiday Hair | 1,575 SF |
| 1A | Giant Fuel | 4,230 SF | 17 | Available | 4,980 SF | 29 | Subway | 1,302 SF |
| 2 | Hobby Lobby | 57,512 SF | 18 | Cosmo Prof | 2,640 SF | 30 | Mavis Discount Tire | 8,546 SF |
| 5 | Big Lots | 33,824 SF | 19 | Peking Chinese Restaurant | 1,650 SF | 32 | Yocco's | 1,920 SF |
| 6 | Primo Hoagies | 2,104 SF | 20 | Title Boxing Club | 6,820 SF | 33 | KFC | 3,000 SF |
| 8 | Available | 709 SF | 21A | Available | 7,321 SF | 34 | Applebees Grill & Bar | 5,000 SF |
| 9 | Three Men & A Bagel | 1,750 SF | 21B | Burlington | 40,000 SF | 35 | Tractor Supply | 19,097 SF |
| 10 | Prestige Cleaners | 2,250 SF | 22 | Available | 1,001 SF | 36 | People First Federal Credit Union | 4,000 SF |
| 11 | Available | 2,952 SF | 23 | Vape Flow | 2,270 SF | 37 | Bliss Nails & Spa | 1,600 SF |
| 12 | Soldierfit | 7,757 SF | 24 | Picasso Pizza | 2,520 SF | 38 | Jersey Mike's Subs | 1,600 SF |
| 14 | Available | 802 SF | 25 | Healthy Alternatives Food | 3,105 SF | 39 | Sovereign Urgent Care | 4,621 SF |
| 15 | United States Postal Service | 3,008 SF | 27 | H&R Block | 1,800 SF | | | |

# TREXLERTOWN PLAZA, TREXLERTOWN (PA)


Nestle Way
Wawa
Grange Park
Country Mea
Retirement Commu
Whole F
Amazon ABE2
Warehouse
Chick-fil-A
Walmart Supercenter
7150 Hamilton
Boulevard
Trexlertown
Bob Rodale
Cycling &
Fitness Park
Mill Creek Rd
Hamilton Blvd
Lower Macungie Rd
Mosser Rd
Grange Rd

# THE POINT, HARRISBURG (PA)


83
GIANT
STAPLES
12A
Burlington
East Park Circle
Union Deposit Road
East Park Drive
PYLON SIGN

| | | | | | | | | |
|---|---|---|---|---|---|---|---|---|
| 1 | Staples | 24,000 SF | 8 | PA Wine and Spirits Store | 8,008 SF | 14 | Burger King | 3,500 SF |
| 2 | Supercuts | 1,508 SF | 9 | Available | 2,550 SF | 15 | Available | 6,635 SF |
| 3 | Vina Nails | 1,245 SF | 10 | Boost Mobile | 1,600 SF | 16 | Panera Bread | 4,482 SF |
| 4 | Giant | 73,042 SF | 11 | Infinitos | 5,750 SF | 17 | Aspen Dental | 4,482 SF |
| 5 | Beauty Point Beauty Supply | 6,500 SF | 12A | Available | 27,101 SF | 18 | Dollar Tree | 8,140 SF |
| 6 | A.C. Moore | 24,890 SF | 12B | Burlington | 44,147 SF | 19 | Giant Fuel | 3,585 SF |
| 7 | Plato's Closet | 5,200 SF | 13 | Santander Bank | 3,200 SF | 20 | Citizens Bank | 3,055 SF |

# THE POINT, HARRISBURG (PA)


KFC
Locust Ln
G Q Barbershop
Catalina Apartments
Rutherford Rd
Progress
Wood St
UPMC Pinnacle Community Osteopathic
Lakewood Hills Apartments &...
Central Dauphin School District
Londonderry Rd
Central Dauphin East High School
Schoolhouse Ln
Roman Catholic Diocese of Harrisburg
Eagle's Crest Apartment Homes
Lowe's Home Improvement
Hampton Inn Harrisburg East
Union Deposit Rd
4203 Union Deposit Road
Sheetz #523
Outback Steakhouse
S Progress Ave
Texas Roadhouse
Gabe's
Twin Ponds East
Best Western Premier The Central Hotel &...
Kohl Memorial Park

# BETHEL SHOPPING CENTER, BETHEL (CT)


PYLON SIGN
Big Y
6
OLD HAWLEYVILLE ROAD

| | | | | | | | | |
|---|---|---|---|---|---|---|---|---|
| 1 | Big Y | 63,817 SF | 5 | Available | 4,947 SF | 9 | Starbucks | 1,750 SF |
| 2 | Stony Hill Wines & Spirits | 3,602 SF | 6 | Great Clips | 1,120 SF | 10 | Nails & Beyond | 1,800 SF |
| 3 | Dollar Tree | 8,023 SF | 7 | Quest Diagnostics | 1,200 SF | 11 | Empire Szechuan Restaurant | 6,061 SF |
| 4 | Athlete's Source | 3,000 SF | 8 | Weight Watchers | 1,760 SF | 12 | Wells Fargo Bank | 4,025 SF |

# BETHEL SHOPPING CENTER, BETHEL (CT)


Stew Leonard's
Lowe's Home Improvement
AMC Danbury 16
Temporarily closed
Target
Old Hawleyville Rd & Stony Hill Rd
Commerce Park
Walmart
Danbury City Forestry Department
Yankee Expy
Federal Rd
White Turkey Rd Ext
Stony Hill Rd
Old Hawleyville Rd
Newtown Rd
Great Plain Rd
Sand Pit Rd

# CHRISTINA'S CROSSING, WILMINGTON (DE)


Marsh Lane
PYLON SIGN
PYLON SIGN
South Market Street
Walnut Street
ShopRite
Roof Parking

| | | | | | | | | |
|---|---|---|---|---|---|---|---|---|
| 1 | ShopRite | 68,621 SF | 6 | Beauty View | 9,897 SF | 12 | Available | 1,089 SF |
| 3 | Cricket Wireless | 1,600 SF | 7 | Available | 3,192 SF | 13 | Available | 3,108 SF |
| 4 | Rainbow | 6,446 SF | 8 | Domino's Pizza | 1,600 SF | 14A | Length Weave Bar | 1,635 SF |
| 5 | Time Wine & Spirits | 7,653 SF | 11 | Doggie Style | 3,000 SF | 14B | Bobos Mediterranean Grill & Buffet | 7,900 SF |
| | | | 11A | Available | 3,705 SF | | | |

# CHRISTINA'S CROSSING, WILMINGTON (DE)


WAWASET PARK
HAPPY VALLEY
ChristianaCare Wilmington Hospital
THE FLATS
LITTLE ITALY
COOL SPRING
Brown Burton Winchester Park
HILLTOP
TRINITY VICINITY
Rodney Square
UNION PARK GARDENS
Wilmington
QUAKER HILL
HEDGEVILLE
COMPTON VILLAGE
Delaware Children's Museum
Christina River
501 South Walnut Street
SOUTH WILMINGTON

# LAWNDALE, PHILADELPHIA (PA)


Oxford Avenue
Oxford Avenue
Levick Street
PYLON SIGN
Drive Thru

| | | | | | | | | |
|---|---|---|---|---|---|---|---|---|
| 1 | ShopRite | 63,342 SF | 6 | Domino's Pizza | 1,119 SF | 11 | Advance Auto Parts | 7,500 SF |
| 2 | Geno's Hot Spot | 700 SF | 7 | Image Nails | 1,157 SF | 12 | Dunkin Donuts | 2,460 SF |
| 3 | Flawless Dental | 1,833 SF | 8 | Metro PCS | 2,110 SF | 13 | Royal Cleaners | 1,750 SF |
| 4 | Sun Federal Credit Union | 2,250 SF | 9 | BetterClean Laundry | 3,401 SF | 14 | Wells Fargo ATM | |
| 5 | Wingstop | 2,119 SF | 10 | T-Mobile | 3,032 SF | | | |

# LAWNDALE, PHILADELPHIA (PA)



Nazareth Hospital
Northeast High School
Pennypack Park
JC Melrose Country Club
OAK LANE/ EAST OAK LANE
Lexington Park
NORTHEAST PHILADELPHIA
LAWNDALE
Roosevelt Mall
6301 Oxford Avenue
OXFORD CIRCLE
LAWNCREST
OLNEY
Samuel Fels High School
Temporarily closed
MAYFAIR
Tacony Creek Park
Walmart
Roosevelt Blvd
OLNEY-OAK LANE
Wissinoming Park
TACONY
W Roosevelt Blvd
Oakland Cemetery
FELTONVILLE
Greenmount Cemetery
WISSINOMING
FRANKFORD
NORTH PHILADELPHIA
Juniata Golf Club
Tacony-Palmyra Bridge
Palmyra Harbour Condominium
FELTONVILLE
St. Christopher's
Frankford Boat Launch